UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/11/2006

CAREMARK RX INC
(Exact name of registrant as specified in its charter)

Commission File Number:  1-14200

DE	63-1151076
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

211 Commerce Street, Suite 800, Nashville, TN 37201
(Address of principal executive offices, including zip code)

615-743-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 2, 2006, Caremark Rx, Inc. (the "Company") filed an Annual Report on Form 10-K disclosing that the Compensation Committee authorized an amendment to the employment agreement of Rudy Mladenovic and setting forth the terms of such amendment. On May 12, 2006, the Company entered into that certain First Amendment to Employment Agreement (the "First Amendment") with Mr. Mladenovic. The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and is hereby incorporated by reference herein.

Item 4.01.    Changes in Registrant's Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On May 11, 2006, the Company dismissed KPMG LLP ("KPMG") as its independent registered public accounting firm. The decision to dismiss KPMG was approved by the Audit Committee of the Company's Board of Directors.

KPMG's audit reports on the Company's financial statements for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and in the subsequent interim period from January 1, 2006 through May 11, 2006, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company has provided KPMG with a copy of this disclosure and has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. A copy of such letter dated May 17, 2006 from KPMG is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On May 11, 2006, the Company engaged Ernst & Young LLP ("E&Y") as its new independent registered public accounting firm. The decision to engage E&Y was approved by the Audit Committee of the Company's Board of Directors.

During the Company's two most recent fiscal years and in the subsequent interim period from January 1, 2006 through May 11, 2006, neither the Company nor anyone acting on its behalf consulted with E&Y regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                Description

----------------            -----------------
EX-10.1                  First Amendment to Employment Agreement, effective March 25, 2006, by and between the Company and Rudy Mladenovic.

EX-16.1                Letter from KPMG LLP to the Securities and Exchange Commission dated May 17, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREMARK RX INC

Date: May 17, 2006	By:	/s/ Peter J. Clemens IV
Peter J. Clemens IV
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	First Amendment to Employment Agreement, effective March 25, 2006, by and between the Company and Rudy Mladenovic.
EX-16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated May 17, 2006.